EXHIBIT 10(iii)(g)

COMMERCIAL METALS COMPANY

RESTRICTED STOCK UNIT AWARD AGREEMENT

(the “Participant”)

has been granted a Restricted Stock Unit Award (the “RSU Award” or the “Award”), which is described in this Award Agreement (the “Agreement”) in accordance with Section 3 of the Commercial Metals Company (the “Company”) 2013 Long-Term Equity Incentive Plan (the “Plan”). The “Date of Grant” is October 24, 2016.

This Agreement is subject to the terms and conditions of the Plan, and the terms of the Plan shall control in the event any provision of this Agreement is inconsistent with and not permitted by the provisions of the Plan. The capitalized terms used but not defined in this Agreement that are defined in the Plan shall have the meanings assigned to them in the Plan.

1.    Restricted Stock Unit Award. The number of shares of Common Stock that may be delivered pursuant to this RSU Award is         .

a.    Vesting; Timing of Delivery of Shares.

(i)    Subject to the remainder of this Agreement, provided the Participant is actively employed by the Company or a Subsidiary on the applicable vesting date, the RSU Award shall vest in the form of shares of Company Common Stock and become payable as follows:

(A)    One-third (1/3) of the number of shares of Common Stock subject to the Award on the Date of Grant shall vest on the first anniversary of the Date of Grant.

(B)    One-third (1/3) of the number of shares of Common Stock subject to the Award on the Date of Grant shall vest on the second anniversary of the Date of Grant.

(C)    The remaining one-third (1/3) of the number of shares of Common Stock subject to the Award on the Date of Grant shall vest on the third anniversary of the Date of Grant.

Each of the periods described in clauses (A), (B), and (C) above is a “Vesting Year.”

(ii)    Upon (A) the Participant’s death; (B) the Participant’s Termination of Service as a result of Total and Permanent Disability; or (C) the Participant’s Qualifying Retirement, a pro rata portion of the unvested RSU Award shall automatically become vested and payable. Such pro-rata portion shall equal the number of shares of Common Stock that would have become vested pursuant to Section 1.a.(i) at the end of the then-current Vesting Year multiplied by a fraction, the numerator of which is the number of days during the then-current Vesting Year prior to the date of such event, and the denominator of which is the number of days in the then-current Vesting Year.

EXHIBIT 10(iii)(g)

(iii)    Notwithstanding Section 1.a.(i), 100% of the as-yet unvested RSU Award shall automatically become fully vested and payable upon the occurrence of a Change in Control.

(iv)    Subject to Section 15, in the event of vesting of any shares of Common Stock subject to this Award following the completion of a Vesting Year or pursuant to the Participant’s death, Termination of Service due to Total and Permanent Disability, Termination of Service due to a Qualifying Retirement or a Change in Control, the Company shall deliver to the Participant (or the Participant’s personal representative) the number of shares of Common Stock equal to the number of units of the RSU Award which have become vested as soon as practical after the applicable vesting date (but in no event later than 60 days following such date).

b.    Forfeiture of RSU Award. Any portion of the RSU Award that does not become vested and payable in shares of Common Stock in accordance with this Section 1 shall be forfeited on the date of the Participant’s Termination of Service.

2.    Definitions. For purposes of this Agreement, the following terms shall have the meaning set forth below:

“Qualifying Retirement” means that the Compensation Committee of the Board of Directors of the Company (“Committee”), in its sole discretion, determines that the sole reason for the Participant’s Termination of Service is a Qualifying Retirement. The following thresholds shall act as triggers for an analysis by the Committee of whether such Termination of Service is a Qualifying Retirement: (A) Termination of Service solely due to retirement following the attainment of age sixty-two (62) or permitted early retirement as determined by the Committee; (B) Termination of Service solely due to retirement following the attainment of age fifty-five (55) and ten (10) years of employment with the Company or any Subsidiary; or (C) Termination of Service solely due to retirement following the attainment of age fifty (50) and fifteen (15) years of employment with the Company or any Subsidiary, or for other reasons as determined by the Committee.

“Termination of Service” occurs when the Participant ceases to serve as an employee of the Company or a Subsidiary for any reason.

“Total and Permanent Disability” means a Participant is qualified for long-term disability benefits under the Company’s or a Subsidiary’s disability plan or insurance policy; or, if no such plan or policy is then in existence or if the Participant is not eligible to participate in such plan or policy, that the Participant, because of a physical or mental condition resulting from bodily injury, disease, or mental disorder is unable to perform his or her duties of employment for a period of six (6) continuous months, as determined in good faith by the Committee, based upon medical reports or other evidence satisfactory to the Committee.

3.    Restrictions on Award and Rights of a Stockholder. The Participant will not be treated as a stockholder with respect to any shares of Common Stock covered by this Agreement until the shares are entered by book entry registration in the Company’s direct registration services or the issuance of a certificate or certificates to the Participant for the shares. Subject to the provisions of the Plan, until the date shares of Common Stock are delivered to the Participant under this Award (the “Restriction Period”), the Participant shall not be permitted to sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any portion of the Award or any shares of Common Stock that may be delivered under the Award. All of the

EXHIBIT 10(iii)(g)

rights of the Participant in the Award and the Common Stock issued upon vesting of the Award are subject to Section 16 of this Agreement.

4.    Book Entry or Certificate Issuance of Shares and Legend. All shares of Common Stock delivered shall be represented by, at the option of the Company, either book entry registration in the Company’s direct registration services or by a certificate. If the Common Stock was not issued in a transaction registered under the federal and state securities laws, all shares of Common Stock delivered under the Award that are issued in certificate form shall bear a restrictive legend and shall be held indefinitely, unless they are subsequently registered under the federal and state securities laws or the Participant obtains an opinion of counsel, satisfactory to the Company, that registration is not required. All shares of Common Stock delivered that are issued in book entry direct registration services form shall be subject to the same restrictions described in a restrictive legend.

5.    Specific Performance. The parties acknowledge that remedies at law will be inadequate remedies for breach of this Agreement and consequently agree that this Agreement shall be enforceable by specific performance. The remedy of specific performance shall be cumulative of all of the rights and remedies at law or in equity of the parties under this Agreement.

6.    Investment Representation. Unless the Common Stock is issued to him in a transaction registered under federal and state securities laws, the Participant represents and warrants that all Common Stock which may be acquired hereunder will be acquired by the Participant for investment purposes for his own account and not with any intent for resale or distribution in violation of federal or state securities laws.

7.    Participant’s Acknowledgments. The Participant acknowledges that a copy of the Plan has been made available for his review by the Company, and represents that he is familiar with the terms of the Plan, and accepts this Award subject to all the terms of the Plan. The Participant agrees to accept as binding, conclusive, and final all decisions or interpretations of the Committee or the Board, as appropriate, upon any questions arising under the Plan or this Agreement.

8.    Law Governing; Venue. This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Delaware (excluding any conflict of laws rule or principle of Delaware law that might refer the governance, construction, or interpretation of this Agreement to the laws of another state). Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement shall be brought in the courts of the State of Texas, County of Dallas, or, if it has or can acquire jurisdiction, in the United States District Court for the Northern District of Texas, and each of the parties irrevocably submits to the exclusive jurisdiction of each such court in any such proceeding, waives any objection it may now or hereafter have to venue or convenience of forum, agrees that all claims in respect of the proceedings shall be heard and determined only in any such court and agrees not to bring any proceeding arising out of or relating to this Agreement in any other court.

9.     Legal Construction. In the event that any term of this Agreement is held by a court to be invalid in any respect, the invalid term shall not affect any other term that is contained in this Agreement and this Agreement shall be construed in all respects as if the invalid term had never been contained herein.

10.    Entire Agreement. This Agreement together with the Plan supersede any and all other prior understandings and agreements, either oral or in writing, between the parties with respect to the subject matter of this Agreement and constitute the sole agreements between the parties with respect to the subject matter.

11.    Parties Bound. The terms that are contained in this Agreement shall apply to, be binding upon, and inure to the benefit of the parties and their respective heirs, executors, administrators, legal

EXHIBIT 10(iii)(g)

representatives, and permitted successors and assigns, subject to the limitation on assignment set forth in this Agreement.

12.    Amendment. The provisions of this Agreement may be amended or waived only by the written agreement of the Company and the Participant, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement; provided, however, that the Company may change or modify the terms of this Agreement without the Participant’s consent or signature if the Company determines, in its sole discretion, that such change or modification is necessary for purposes of compliance with or exemption from the requirements of Section 409A of the Code or any regulations or other guidance issued thereunder or as necessary to comply with any other applicable law. Notwithstanding the preceding sentence, the Company may amend the Plan or revoke the Award to the extent permitted by the Plan.

13.    Notice. Any notice required or permitted to be delivered hereunder shall be deemed to be delivered only when actually received by the Company or by the Participant, as the case may be, at the addresses set forth below, or at such other addresses as they have theretofore specified by written notice delivered in accordance herewith:

Notice to the Company shall be addressed and delivered as follows:

Commercial Metals Company
6565 N. MacArthur, Suite 800
Irving, Texas 75039
Attn: Corporate Secretary
Facsimile: (214) 689-4326

Notice to the Participant shall be addressed and delivered as set forth on the signature page

14.    Withholding Taxes.

a.    The Participant should consult immediately with his own tax advisor regarding the tax consequences of this Agreement. The Company (or a Subsidiary that is the Participant’s employer) (for purposes of this Section 14 “Company” includes any applicable Subsidiary) shall have the right to deduct from all amounts paid in stock, cash or any other form, any taxes required by law to be withheld in connection with this Award (the “Required Tax Payments”). The Company may also require the Participant receiving shares of Common Stock to pay the Company the Required Tax Payments. Such payments shall be made when requested by Company and may be required prior to the delivery of any certificate representing shares of Common Stock.

b.    The Participant may elect to satisfy his or her obligation to advance the Required Tax Payments by any of the following means: (1) a check or cash payment to the Company, (2) delivery to the Company (either actual delivery or by attestation procedures established by the Company) of previously owned whole shares of Common Stock having an aggregate Fair Market Value, determined as of the date on which such withholding obligation arises (the “Tax Date”), equal to the Required Tax Payments, (3) authorizing the Company to withhold whole shares of Common Stock which would otherwise be issued or transferred to the Participant having an aggregate Fair Market Value, determined as of the Tax Date, equal to the Required Tax Payments (the “Share Retention Method”) or (4) any combination of (1), (2) and (3); provided, however, if the Participant is subject to Section 16 of the Exchange Act, his withholding obligations under this Section 14 shall be satisfied by the Share Retention Method, and neither the Company nor the Committee shall have any discretion to permit the satisfaction of such withholding obligation by any other means. Shares

EXHIBIT 10(iii)(g)

of Common Stock to be delivered to the Company or withheld may not have a Fair Market Value in excess of the minimum amount of the Required Tax Payments. Any fraction of a share of Common Stock which would be required to satisfy any such obligation shall be disregarded and the remaining amount due shall be paid in cash by the Participant. No certificate representing a share of Common Stock shall be delivered until the Required Tax Payments have been satisfied in full.

15.    Section 409A; Delay of Payment.

a.    It is intended that the payments and benefits provided under this Agreement will be exempt from the application of the requirements of Section 409A of the Code pursuant to the short-term deferrals exception described in Treasury Regulation Section 1.409A-1(b)(4). The Agreement shall be interpreted, construed, administered, and governed in a manner that effects such intent, and the Company shall not take any action that would be inconsistent with such intent. Without limiting the foregoing, the payments and benefits provided under this Agreement may not be deferred, accelerated, extended, paid out or modified in a manner that would result in the imposition of an additional tax upon the Participant under Section 409A of the Code.

b.    To the extent (i) any payment to which the Participant becomes entitled under this Agreement upon the Participant’s “separation from service” (within the meaning of Section 409A of the Code) constitutes deferred compensation subject to Section 409A of the Code and (ii) the Participant is deemed at the time of such separation from service to be a “specified employee” under Section 409A of the Code, then any payment that would be payable under this Agreement prior to the six-month anniversary of the Participant’s separation from service shall be delayed until the earlier of (x) the expiration of the six (6) month period measured from the date of the Participant’s separation from service; and (y) the date of the Participant’s death following such separation from service.

16.    Forfeiture or Recovery. Notwithstanding anything to the contrary in the Plan, if the Committee determines, in its sole discretion, that the Participant has engaged in fraud or misconduct that relates to, in whole or in part, the need for a required restatement of the Company’s financial statements filed with the Securities and Exchange Commission, the Committee will review all incentive compensation awarded to or earned by the Participant, including, without limitation, any Award under the Plan, with respect to fiscal periods materially affected by the restatement and may cause to be forfeited any vested or unvested Awards and may recover from the Participant all incentive compensation to the extent that the Committee deems appropriate after taking into account the relevant facts and circumstances. Any recoupment hereunder may be in addition to any other remedies that may be available to the Company under any other agreement or applicable law, including disciplinary action up to and including termination of employment.

17.    Adjustment of Awards. The number of hypothetical shares of Common Stock subject to the Award shall be subject to adjustment in accordance with the Plan.

18.    Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

19.    Waiver. The Participant acknowledges that the waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by the Participant or any other Participant.

EXHIBIT 10(iii)(g)

20.    Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Participant’s participation in the Plan and on the Awards, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

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IN WITNESS WHEREOF, this Agreement has been executed by a duly authorized officer of the Company, and the Participant, to evidence his consent and approval of all the terms of this Agreement, has duly executed this Agreement, as of the Date of Grant.

COMPANY:

COMMERCIAL METALS COMPANY

By:
Name:
Title:

PARTICIPANT:

Signature

Name:
Address: